Exhibit 99.3

CRYSTAL US HOLDINGS 3 L.L.C.

CRYSTAL US SUB 3 CORP.

OFFER TO EXCHANGE

10% Series A Senior Discount Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding 10% Series A Senior Discount Notes due 2014

and

10½% Series B Senior Discount Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding 10½% Senior Discount Notes due 2014

The Exchange Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by Celanese Corporation, the direct parent of Crystal US Holdings 3 L.L.C.

THE EXCHANGE OFFER WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON                 , 2005, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

        , 2005

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                  , 2005 (the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Crystal US Holdings 3 L.L.C. and Crystal US Sub 3 Corp. (collectively, the "Company") to exchange up to $105,950,000 aggregate principal amount of the Company's 10% Series A Senior Discount Notes due 2014 and up to $448,500,000 aggregate principal amount at maturity of the Company's 10½% Series B Senior Discount Notes due 2014, respectively, which have been registered under the Securities Act of 1933, as amended (collectively, the "Exchange Notes"), for an equal principal amount at maturity of the Company's outstanding 10% Senior Discount Notes and 10½% Series B Senior Discount Notes due 2014 (collectively, the "Outstanding Notes"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus. The Exchange Notes will be guaranteed on a senior, unsecured basis by Celanese Corporation (the "Parent Guarantor"). The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all of such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears on the reverse side hereof. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Outstanding Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer by the Company with respect to the Outstanding Notes.

This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or the Parent Guarantor, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If a holder of the Outstanding Notes is an affiliate of the Company or the Parent Guarantor, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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